SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                   FORM 8 - K



                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported)
                                  June 2, 1998



                                 FFW CORPORATION
             (Exact name of Registrant as specified in its Charter)



         Delaware                       0 - 21170              35 - 1875502
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(State or other jurisdiction     (Commission File No.)        (IRS Employer
of incorporation)                                         Identification Number)



       1205 N. Cass Street, Wabash, Indiana                    46992 - 1027
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      (Address of principal executive offices)                   (Zip Code)



      Registrant's telephone number, including area code: (219) 563 - 3185
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                                       N/A
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          (Former name or former address, if changed since last report)

Item 5.   Other Events

         On June 2, 1998, the Registrant issued the attached press release.

Item 7.   Financial Statements and Exhibits

         (a) Exhibits

                  1. Press release dated June 2, 1998.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                     FFW CORPORATION

Date:  June 4, 1998                                   By: \s\ Nicholas M. George
       ------------                                       ----------------------
                                                          Nicholas M. George
                                                          President and Chief
                                                          Executive Officer

                                FFW PRESS RELEASE

FOR MORE INFORMATION                                       FOR IMMEDIATE RELEASE
Contact: Charles E. Redman, CFO                            Date :  June 2, 1998
         At  219-563-3185


                            FFW CORPORATION INCREASES
                             CASH DIVIDEND BY 16.6%

         WABASH, INDIANA - - FFW Corporation, parent corporation of First Federal Savings Bank of Wabash, has announced that the Corporation will pay a cash dividend of $0.105 per share for the quarter ending June 30, 1998. This dividend is an increase of $0.015 from the prior quarter or 16.6%. The dividend will be payable on June 30, 1998 to shareholders of record on June 15, 1998.

         Nicolas M. George, President and CEO stated, "This is our fifth annual dividend increase, since going public in April 1993. The dividend will increase from $0.36 annually or $0.09 quarterly to $0.42 annually or $0.105 quarterly. The increase reflects the continued growth in earnings, and The Board of Directors commitment to enhance shareholders' value." This will be FFW Corporation's 20th consecutive quarterly dividend.

         At April 30, 1998, the Corporation had $199.9 million in assets, $19.2 million in shareholders' equity, and 1,449,532 common shares outstanding. First Federal continues to exceed all applicable regulatory capital requirements.

         First Federal serves Wabash, Kosciusko, and Whitley Counties located in northeast and central Indiana through its four offices located in Wabash, North Manchester, Syracuse, and South Whitley Indiana. The corporation's stock is traded on the NASDAQ system under the symbol "FFWC".